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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2002

ValueClick, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30135 (Commission File Number)	77-0495335 (IRS Employer Identification No.)

4360 Park Terrace Drive, Suite 100, Westlake Village, California (Address of Principal Executive Offices)	91361 (Zip Code)

Registrant's telephone number, including area code: (818) 575-4500

(Former Name or Former Address, if Changed Since Last Report.)

Item 5. Other Events.

        On March 10, 2002, ValueClick, Inc. entered into an Agreement and Plan of Merger, dated as of March 10, 2002, by and among ValueClick, Inc., Bravo Acquisition I Corp. and Be Free, Inc. A copy of the merger agreement has been filed as exhibit 2.1 to this document and we incorporate it by reference. We urge you to carefully read the merger agreement in its entirety because it is the legal document that governs the proposed merger.

        On March 11, 2002, ValueClick, Inc. and Be Free, Inc. issued a joint press release related to the proposed merger of Bravo Acquisitions I Corp, a wholly-owned subsidiary of ValueClick, Inc., with and into Be Free, Inc. A copy of this press release is filed as Exhibit 99.1 to this document and we incorporate it by reference.

Item. 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Not applicable.

  (b)
  Not applicable.

  (c)
  Exhibits

2.1	Agreement and Plan of Merger, dated as of March 10, 2002, by and among ValueClick, Inc., a Delaware corporation, Bravo Acquisition I Corp., a Delaware corporation and wholly-owned subsidiary of ValueClick, Inc., and Be Free, Inc., a Delaware corporation.
99.1	Joint Press Release, dated March 11, 2002, issued by ValueClick, Inc. and Be Free, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUECLICK, INC.
Date: March 12, 2002	By:	/s/ KURT JOHNSON Name: Kurt Johnson Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of March 10, 2002, by and among ValueClick, Inc., a Delaware corporation, Bravo Acquisition I Corp., a Delaware corporation and wholly-owned subsidiary of ValueClick, Inc., and Be Free, Inc., a Delaware corporation.
99.1	Joint Press Release, dated March 11, 2002, issued by ValueClick, Inc. and Be Free, Inc.

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SIGNATURES
EXHIBIT INDEX